CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Trigger Performance Leveraged Upside Securities due 2024	$969,000	$105.72

May 2021

Pricing Supplement No. 1,629
Registration Statement Nos. 333-250103; 333-250103-01
Dated May 21, 2021
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF, which we refer to as the underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much. These long-dated Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying shares and forgo current income in exchange for the leverage feature. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 26, 2024
Underlying shares:	iShares® U.S. Real Estate ETF (the “IYR Shares”) and Vanguard Real Estate ETF (the “VNQ Shares”)
Aggregate principal amount:	$969,000
Payment at maturity:	If the final share price of each of the underlying shares is greater than its respective initial share price,
$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares)

If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level,

$1,000
If the final share price of either of the underlying shares is less than its respective trigger level,
$1,000 × share performance factor of the worst performing underlying shares
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 30%, and possibly all, of your investment.
Share percent change:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Worst performing underlying shares:	The underlying shares with the lesser share percent change
Share performance factor:	With respect to each of the underlying shares, final share price / initial share price
Initial share price:

With respect to the IYR Shares, $98.31, which is the closing price of such underlying shares on the pricing date

With respect to the VNQ Shares, $97.88, which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date times the adjustment factor of such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Valuation date:	June 21, 2024, subject to adjustment for non-trading days and certain market disruption events
Leverage factor:	125%
Trigger level:	With respect to the IYR Shares, $68.817, which is 70% of its initial share price With respect to the VNQ Shares, $68.516, which is 70% of its initial share price
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	May 21, 2021
Original issue date:	May 26, 2021 (3 business days after the pricing date)
CUSIP / ISIN:	61771VR93 / US61771VR937
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$932.40 per Trigger PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$0	$1,000
Total	$969,000	$0	$969,000

(1)The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $1,000 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 19.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024 (the “Trigger PLUS”) can be used:

￭To gain exposure to the worst performing of two equity underlyings

￭To potentially outperform the worst performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF by taking advantage of the leverage factor, with no limitation on the appreciation potential

If the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer.

Maturity:	37 months
Leverage factor:	125%
Minimum payment at maturity:	None. Investors may lose all their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each of the underlying shares, 70% of its initial share price
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date is $932.40.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

May 2021 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer exposure to the worst performing underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance	The Trigger PLUS offer investors an opportunity to receive 125% of the positive return of the worst performing of the underlying shares if both underlying shares have appreciated in value.
Upside Scenario

Both underlying shares increase in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 125% of the share percent change of the worst performing underlying shares.

Par Scenario

The final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level. In this case, the payment at maturity will be $1,000 per Trigger PLUS.

Downside Scenario

The final share price of either of the underlying shares is less than its respective trigger level.

In this case, the Trigger PLUS redeem for at least 30% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying shares over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount per Trigger PLUS. For example, if the final share price of the worst performing underlying shares is 70% less than its initial share price, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300.00, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

May 2021 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial share price and trigger level for each of the underlying shares are set forth on the cover of this document. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	125%.
Hypothetical initial share price:	With respect to the IYR Shares: $100 With respect to the VNQ Shares: $95
Hypothetical trigger level:	With respect to the IYR Shares: $70 With respect to the VNQ Shares: $66.50

EXAMPLE 1: The final share price of each of the underlying shares is greater than its respective initial share price.

Final share price		IYR Shares: $110
VNQ Shares: $133
Share percent change		IYR Shares: ($110 – $100) / $100 = 10% VNQ Shares: ($133 – $95) / $95 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares)
	=	$1,000 + ($1,000 × 125% × 10%)
	=	$1,125

In example 1, the final share prices of both the IYR Shares and the VNQ Shares are greater than their initial share prices. The IYR Shares have appreciated by 10% while the VNQ Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 125% of the appreciation of the worst performing underlying shares, which are the IYR Shares in this example. Investors receive $1,125 per Trigger PLUS at maturity.

EXAMPLE 2: One of the underlying shares appreciates, while the other declines over the term of the Trigger PLUS but neither of the underlying shares declines below the respective trigger level, and investors receive the stated principal amount.

Final share price		IYR Shares: $140 VNQ Shares: $76
Share percent change		IYR Shares: ($140 – $100) / $100 = 40% VNQ Shares: ($76 – $95) / $95 = -20%
Payment at maturity	=	$1,000

In example 2, the final share price of the IYR Shares is greater than its initial share price, while the final share price of the VNQ Shares is less than its initial share price, but is greater than or equal to the respective trigger level. The IYR Shares have appreciated by 40% while the VNQ Shares have declined by 20%. At maturity, investors receive the stated principal amount of $1,000.

EXAMPLE 3: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its respective initial share price and trigger level.

May 2021 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Final share price		IYR Shares: $110
VNQ Shares: $47.50
Share percent change		IYR Shares: ($110 – $100) / $100 = 10% VNQ Shares: ($47.50 – $95) / $95 = -50%
Share performance factor		IYR Shares: $110 / $100 = 110% VNQ Shares: $47.50 / $95 = 50%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying shares
	=	$1,000 × 50%
	=	$500

In example 3, the final share price of the IYR Shares is greater than its respective initial share price, while the final share price of the VNQ Shares is less than its respective initial share price and trigger level. While the IYR Shares have appreciated by 10%, the VNQ Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the VNQ Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $500. In this example, investors are exposed to the negative performance of the worst performing underlying shares even though the other underlying shares have appreciated in value by 10%, because the final share price of each of the underlying shares is not greater than or equal to its respective trigger level.

EXAMPLE 4: The final share price of each of the underlying shares is less than its respective trigger level.

Final share price		IYR Shares: $30
VNQ Shares: $38
Share percent change		IYR Shares: ($30 – $100) / $100 = -70% VNQ Shares: ($38 – $95) / $95 = -60%
Share performance factor		IYR Shares: $30 / $100 = 30% VNQ Shares: $38 / $95 = 40%
Payment at maturity	=	$1,000 × (share performance factor of the worst performing underlying shares)
	=	$1,000 × 30%
	=	$300

In example 4, the final share prices of both the IYR Shares and the VNQ Shares are less than their respective trigger levels. The IYR Shares have declined by 70% while the VNQ Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the IYR Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

May 2021 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price of either of the underlying shares is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 30% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying shares over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “iShares® U.S. Real Estate ETF Overview” and “Vanguard Real Estate ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing price of such index on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlying shares appreciate prior to the valuation date but the value of either of the underlying shares

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying shares prior to such drop. Although the actual values of the underlying shares on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing prices on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the Trigger PLUS is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the underlying shares and the share underlying indices), including trading in the stocks that constitute the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying shares, and, therefore, could increase the value at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of either of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial share prices, the trigger levels and the final share prices, including whether either of the underlying shares have decreased to below the respective trigger level, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

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Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of both underlying shares. Your return on the Trigger PLUS it not linked to a basket consisting of both underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying shares. Poor performance by either of the underlying shares over the term of the Trigger PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If either of the underlying shares declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying shares at maturity, and you will lose a significant portion or all of your investment, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of both underlying shares.

￭Investing in the Trigger PLUS exposes investors to risks associated with investments with a concentration in the real estate industry. The Trigger PLUS are subject to certain risks applicable to the real estate industry. The iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF invest in companies that invest in real estate, primarily real estate investment trusts (“REITS”) or real estate holding companies, which exposes the Trigger PLUS to the risks of owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and is characterized by intense competition and periodic overbuilding. The United States real estate market has relatively recently suffered a period of extraordinary declines, and we can give you no assurance that such declines will not continue or worsen. Specific risks especially relevant to an investment in the real estate industry include interest rate risk, leverage risk, property risk, management risk, liquidity risk, concentration risk, U.S. tax risk and regulatory risk. Any of these risks could adversely impact the value of the Trigger PLUS.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the Trigger PLUS. The investment advisor to each of the underlying shares (BlackRock Fund Advisors for the IYR Shares and Vanguard Group, Inc. for the VNQ Shares), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

and, consequently, the value of the Trigger PLUS. The publisher of each of the share underlying indices is responsible for calculating and maintaining the relevant share underlying index. The publisher may add, delete or substitute the securities constituting the relevant share underlying index or make other methodological changes that could change the value of the relevant share underlying index, and, consequently, the price of the relevant underlying shares and the value of the Trigger PLUS. The publisher of a share underlying index may discontinue or suspend calculation or publication of such share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the Trigger PLUS underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the Trigger PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® U.S. Real Estate ETF Overview

The iShares® U.S. Real Estate ETF is an exchange-traded fund managed by iShares Trust (“iShares®”), a registered investment company. iShares consists of numerous separate investment portfolios, including the iShares® U.S. Real Estate ETF. BlackRock Fund Advisors is the investment adviser to the iShares® U.S. Real Estate ETF. The iShares® U.S. Real Estate ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the real estate sector of the U.S. equity market, as represented by the Dow Jones U.S. Real Estate IndexSM. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® U.S. Real Estate ETF is accurate or complete.

Information as of market close on May 21, 2021:

Bloomberg Ticker Symbol:	IYR UP
Current Level:	$98.31
52 Weeks Ago:	$72.76
52 Week High (on 4/30/2021):	$99.19
52 Week Low (on 5/21/2020):	$72.76

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the IYR Shares for each quarter from January 1, 2016 through May 21, 2021. The closing price of the IYR Shares on May 21, 2021 was $98.31. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The IYR Shares have at times experienced periods of high volatility, and you should not take the historical values of the IYR Shares as an indication of future performance.

IYR Shares Daily Closing Prices January 1, 2016 to May 21, 2021

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® U.S. Real Estate ETF (CUSIP 464287739)	High ($)	Low ($)	Period End ($)
2016
First Quarter	77.86	66.28	77.86
Second Quarter	82.30	75.83	82.30
Third Quarter	85.69	78.83	80.64
Fourth Quarter	79.18	72.87	76.94
2017
First Quarter	80.73	76.13	78.49
Second Quarter	81.74	77.43	79.77
Third Quarter	82.37	78.03	79.88
Fourth Quarter	82.92	79.24	81.01
2018
First Quarter	80.60	71.79	75.47
Second Quarter	80.70	73.93	80.58
Third Quarter	83.29	78.83	80.02
Fourth Quarter	82.92	72.00	74.94
2019
First Quarter	87.11	73.32	87.04
Second Quarter	90.87	84.80	87.31
Third Quarter	94.09	87.61	93.54
Fourth Quarter	95.36	89.52	93.08
2020
First Quarter	100.28	57.84	69.57
Second Quarter	86.82	64.24	78.81
Third Quarter	84.15	76.71	79.84
Fourth Quarter	86.71	76.87	85.65
2021
First Quarter	92.74	82.27	91.94
Second Quarter (through May 21, 2021)	99.19	93.58	98.31

This document relates only to the Trigger PLUS referenced hereby and does not relate to the IYR Shares. We have derived all disclosures contained in this document regarding iShares® from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares®. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares® is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IYR Shares (and therefore the price of the IYR Shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares® could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IYR Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares®. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares®, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IYR Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a purchaser of the Trigger PLUS, you should undertake an independent investigation of iShares® as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IYR Shares.

iShares® is a registered trademark of BlackRock Fund Advisors or its affiliates (“BFA”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

The Dow Jones U.S. Real Estate IndexSM. The Dow Jones U.S. Real Estate IndexSM attempts to measure the performance of the real estate sector of the United States equity market and primarily includes companies in the REITS industry, as well as companies in the real estate holding and development industry. REITS are passive investment vehicles that invest primarily in income-producing real estate or real-estate-related loans and interests. The Dow Jones U.S. Real Estate IndexSM is sponsored by S&P Dow Jones Indices LLC, an organization independent of the iShares® U.S. Real Estate ETF and BlackRock Fund Advisors. S&P Dow Jones Indices LLC determines the relative weightings of the securities in the Dow Jones U.S. Real Estate IndexSM and publishes information regarding the market value of the Dow Jones U.S. Real Estate IndexSM.

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Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Vanguard Real Estate ETF Overview

The Vanguard Real Estate ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI US Investable Market Real Estate 25/50 Index. In connection with a change in the investment objective, the Vanguard Real Estate ETF ceased tracking the MSCI U.S. REIT Index in February 2018 and began tracking the MSCI US Investable Market Real Estate 25/50 Transition Index on an interim basis. The MSCI US Investable Market Real Estate 25/50 Index became the tracked index in July 2018. Prior to May 2018, the Vanguard Real Estate ETF was named the Vanguard REIT ETF. The Vanguard Real Estate ETF is managed by the Vanguard Group, Inc. (“Vanguard”), a registered investment company that consists of numerous separate investment portfolios, including the Vanguard Real Estate ETF. Information provided to or filed with the Commission by Vanguard” pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 002-88116 and 811-03916, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Vanguard Real Estate ETF is accurate or complete.

Information as of market close on May 21, 2021:

Bloomberg Ticker Symbol:	VNQ UP
Current Share Price:	$97.88
52 Weeks Ago:	$72.59
52 Week High (on 4/30/2021):	$99.08
52 Week Low (on 5/21/2020):	$72.59

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the VNQ Shares for each quarter from January 1, 2016 through May 21, 2021. The closing price of the VNQ Shares on May 21, 2021 was $97.88. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The VNQ Shares have at times experienced periods of high volatility, and you should not take the historical values of the VNQ Shares as an indication of future performance.

VNQ Shares Daily Closing Prices January 1, 2016 to May 21, 2021

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Vanguard Real Estate ETF (CUSIP 922908553)	High ($)	Low ($)	Period End ($)
2016
First Quarter	83.80	71.47	83.80
Second Quarter	88.67	80.96	88.67
Third Quarter	92.63	84.36	86.74
Fourth Quarter	85.12	78.07	82.53
2017
First Quarter	85.85	80.41	82.59
Second Quarter	85.52	80.97	83.23
Third Quarter	85.71	81.16	83.09
Fourth Quarter	85.64	81.27	82.98
2018
First Quarter	82.67	72.34	75.47
Second Quarter	81.45	73.99	81.45
Third Quarter	84.26	79.22	80.68
Fourth Quarter	83.21	71.74	74.57
2019
First Quarter	87.02	72.95	86.91
Second Quarter	91.52	84.55	87.40
Third Quarter	93.92	87.35	93.25
Fourth Quarter	95.25	90.14	92.79
2020
First Quarter	99.57	56.91	69.85
Second Quarter	86.79	64.53	78.53
Third Quarter	83.64	76.31	78.96
Fourth Quarter	86.67	76.08	84.93
2021
First Quarter	92.98	81.97	91.86
Second Quarter (through May 21, 2021)	99.08	93.53	97.88

This document relates only to the Trigger PLUS referenced hereby and does not relate to the VNQ Shares. We have derived all disclosures contained in this document regarding Vanguard from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vanguard. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Vanguard is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the VNQ Shares (and therefore the price of the VNQ Shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vanguard could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the VNQ Shares.

We and/or our affiliates may presently or from time to time engage in business with Vanguard. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Vanguard, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the VNQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a purchaser of the Trigger PLUS, you should undertake an independent investigation of Vanguard as in your judgment is appropriate to make an informed decision with respect to an investment linked to the VNQ Shares.

“Vanguard®” is a registered trademark of The Vanguard Group, Inc. (“Vanguard”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by Vanguard. Vanguard makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. Vanguard has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

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Trigger PLUS Based on the Value of the Worst Performing of the iShares® U.S. Real Estate ETF and the Vanguard Real Estate ETF due June 26, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The MSCI US Investable Market Real Estate 25/50 Index. The MSCI US Investable Market Real Estate 25/50 Index measures the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equities market. All securities in the MSCI US Investable Market Real Estate 25/50 Index are classified in the Real Estate sector as per the Global Industry Classification Standard (“GICS®”), comprised of REITs, which includes specialized REITs, equity real estate investment trusts and real estate management and development companies. The MSCI US Investable Market Real Estate 25/50 Index applies certain investment limits that are imposed on regulated investment companies under the current U.S. Internal Revenue Code. The inception date for the MSCI US Investable Market Real Estate 25/50 Index was September 1, 2016.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Share underlying indices:	With respect to the IYR Shares, the Dow Jones U.S. Real Estate IndexSM With respect to the VNQ Shares, the MSCI US Investable Market Real Estate 25/50 Index
Share underlying index publisher:	With respect to the IYR Shares, S&P Dow Jones Indices LLC, or any successor thereof. With respect to the VNQ Shares, MSCI Inc., or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying shares.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to more than one exchange traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition

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rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in underlying shares, futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection

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with such hedging. Such purchase activity could potentially increase the value of one or both of the underlying shares on the pricing date, and therefore could increase the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either of the underlying shares, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $1,000 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Trigger PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the

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General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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